Calculation of Filing Fee Tables
S-8
Bakkt Holdings, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common stock, par value $0.0001 per share	Other	2,000,000	$ 10.00	$ 20,000,000.00	0.0001381	$ 2,762.00
Total Offering Amounts:						$ 20,000,000.00		$ 2,762.00
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 2,762.00
Offering Note
[1]	(1) This Registration Statement covers shares of Class A common stock, $0.0001 par value per share, of Bakkt Holdings, Inc., or the Company, that may be issued pursuant to the Company's Option Award Agreements (the "Option Program"). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any additional shares that may become issuable under the Option Program by reason of any substitutions or adjustments to shares to account for any change in corporate capitalization, such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off or other distribution of stock or property of the Company, combination or exchange of shares, dividend in kind or other like change in capital structure. Additionally, to the extent that any awards granted under the Option Program are forfeited or cancelled in accordance with the terms of the Option Program prior to vesting or being exercised, such shares will be reacquired by the Company and will again be available for issuance by the Company, pursuant to the terms of the Option Program. (2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon $10.00, which is the weighted-average exercise price for stock options outstanding under the Option Program as of November 10, 2025, which is the date of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A